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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2000

Commission File Number 1-1000


                               SPARTON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Ohio                                          38-1054690
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(State or other jurisdiction                   (IRS Employer Identification No.)
     of incorporation)

2400 East Ganson Street, Jackson, Michigan                  49202
------------------------------------------                 ------
 (Address of principal executive offices)                 (Zip Code)


                                 (517) 787-8600
              ----------------------------------------------------
              (Registrant's telephone number, including area code)
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Item 5. Other Events

One of Sparton's facilities, located in New Mexico, has been the subject of ongoing investigations conducted with the Environmental Protection Agency (EPA) under the Resource Conservation and Recovery Act (RCRA). This EPA compliance issue is related to continuing operations, but involves a largely idled facility. The investigation began in the early 1980's and involved a review of on-site and off-site environmental impacts. In 1988, an Administrative Order on Consent (AOC) was executed with the EPA related to further investigation and proposing a means of dealing with environmental impacts.

The remedial investigation called for in the AOC has been completed and approved. In May 1996, Sparton submitted to the EPA a final corrective measure study, based on the results of its investigations, as required in the AOC. In June 1996, the EPA issued its final decision selecting a corrective action at the site, different from what Sparton had proposed. In Sparton's judgment, the remedies proposed by the EPA were either unnecessary or technically impracticable. Sparton vigorously challenged the EPA's remedy selection and filed suit in Federal District Court in Dallas asserting that the EPA's decision on remedy selection violated the AOC.

In September 1996, the EPA issued an initial administrative order under RCRA ordering Sparton to undertake additional testing to justify the implementation of the remedy selected by the agency in June 1996, and then to implement that remedy. Sparton vigorously contested that order administratively, but on February 10, 1998, the EPA issued a Final Administrative Order that in all material respects followed the initial administrative order issued in September 1996. Sparton refused to implement those portions of that order that it believed were unjustified.

In February 1997, three lawsuits were filed against Sparton in Federal District Court in Albuquerque, one by the United States on behalf of the EPA, the second by the State of New Mexico and the third by the City of Albuquerque and the County of Bernalillo. All three actions alleged that the impacts to soil and groundwater associated with Sparton's Coors Road facility presented an imminent and substantial threat to human health or the environment. Through these lawsuits, the plaintiffs sought to compel Sparton to undertake additional testing and to implement the same remedy selected by the EPA in June of 1996, now incorporated in the Final Administrative Order, and referred to in the preceding paragraph. In March 1997, the plaintiffs in these three lawsuits filed a motion for preliminary injunction and in July of 1997, the action in Dallas was transferred to Federal District Court in Albuquerque and consolidated with the three lawsuits filed in February 1997.

A proposed Consent Decree that would resolve all disputes related to the Final Administrative Order dated February 10, 1998, and the litigation in Albuquerque was lodged with the Court on January 18, 2000. This Consent Decree is subject to a 30-day public comment period after which the Company anticipates that it will become final.

The Consent Decree represents a judicially enforceable settlement agreement that requires Sparton Technology, Inc. to pay $1,000,000 to resolve claims for damages to natural resources, $475,000 to resolve claims for civil penalties for alleged violations of state law and the Final Administrative Order, and $200,000 for reimbursement of the litigation costs of certain plaintiffs. The Consent Decree also contains work plans describing remedial activity Sparton Technology, Inc. agreed to undertake. In exchange for the monetary payment and an agreement to implement the work plans, Sparton Technology, Inc. is receiving covenants not to sue that, except in fairly extraordinary circumstances, prevent any further administrative or judicial action by state and federal entities in connection with the impacts to the environment associated with past activities at the facility that was the subject of the existing legal proceedings.
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The work plans provide for the installation of an off-site containment well
(already completed and operating), an on-site containment well and an enhancement to an on-site soil vapor extraction system (in operation). The purpose of the containment wells is to restrict further migration of impacted groundwater. The soil vapor extraction system removes solvents in the on-site soil above the groundwater. The installation and operation of the two containment wells and the enhanced soil vapor extraction system are dependent upon various permits, licenses and approvals from regulatory agencies and third parties. It is anticipated that these remediation activities will operate for a period of time during which the Company and the regulatory agencies will analyze their effectiveness. The Company believes that it will take at least three to five years before the effectiveness of the groundwater extraction wells can be established. Until then, in the Company's judgment, no definitive conclusion can be reached on whether additional remediation activities may be required.

As a result of having reached an understanding between the various parties and upon entering into the Consent Decree, the Company has reviewed its estimates of the future minimum costs expected to be incurred in its remediation effort over the next 20-30 years. Given the nature and extent of the various work plans and the probable continued operation of the containment wells for a number of years as well as an extensive monitoring and reporting responsibilities, the Company will be increasing its accrual for its EPA remediation by $10,000,000, pre-tax, in December 1999. At December 31, 1999, the estimated future undiscounted minimum accrual for EPA remediation will approximate $11,300,000 of which $2,000,000 is expected to be incurred in the next 12 months with the remainder payable over the next 20-30 years. The current portion of the liability includes the $1,675,000 in costs and damages, described above, payable to the various plaintiff parties. The Company's estimate of the minimum amount is based upon existing technology, current costs and is not discounted. The estimate includes equipment and operating and maintenance costs for the on-site and off-site pump and treat containment systems, a soil vapor extraction program and continued on-site and off-site monitoring. It also includes the required periodic reporting requirements. The estimate does not reflect any offset or reduction for monies recovered from various parties which the Company is currently pursuing as described below.

Uncertainties associated with environmental remediation contingencies are pervasive and often result in wide ranges of possible outcomes. Estimates developed in the early stages of remediation can vary significantly. Normally a finite estimate of cost does not become fixed and determinable at a specific point in time. Rather, the costs associated with environmental remediation become estimable over a continuum of events and activities that help to define a liability.

Factors which cause uncertainties for the Company include, but are not limited to, the effectiveness of the current work plans in achieving targeted results and proposals of regulatory agencies for desired methods and outcomes. It is possible that cash flows and results of operations could be affected by the impact of the ultimate resolution of this contingency.

In 1995 Sparton Corporation and Sparton Technology, Inc. filed a Complaint in the Circuit Court of Cook County, Illinois, against Lumbermens Mutual Casualty Company and American Manufacturers Mutual Insurance Company demanding reimbursement of expenses incurred in connection with its remediation efforts at the Coors Road facility based on various primary and excess comprehensive general liability policies in effect between 1959 and 1975. In 1999 the Complaint was amended to add various other excess insurers, including certain London market insurers and Fireman's Fund Insurance Company. The case is currently in the discovery stage.

On February 11, 1998, Sparton Technology, Inc. commenced litigation in the United States Court of Federal
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Claims alleging that the Department of Energy (DOE), acting through its contractors, Sandia Corporation and Allied Signal, Inc., is liable for reimbursement of Sparton's costs incurred in defending against and complying with federal and state regulatory requirements. The DOE prescribed certain mandatory performance requirements that were then imposed upon Sparton through its agreements with Sandia Corporation and Allied Signal, Inc. On February 9, 1999, the Court of Federal Claims dismissed Sparton's complaint based on its determination that an agency relationship did not exist between Sandia Corporation and Allied Signal, Inc. and the United States for purposes of reimbursing costs incurred during litigation. Sparton believes that the court erred in its decision and filed its notice of appeal on April 9, 1999. Briefing to the U.S. Court of Appeals for the Federal Circuit has been completed, and oral argument is set for February 7, 2000.

Sparton Technology, Inc. filed a complaint on September 21, 1998, against Allied Signal, Inc. in U.S. District Court in Kansas City seeking to recover costs incurred to investigate and remediate impacts to the environment at its Coors Road facility. In July 1999, the court allowed the Company to amend its complaint to add Sandia Corporation and the DOE as defendants. Limited discovery has been completed. This case is currently scheduled for trial in the Spring of 2001.

At this time, the Company is unable to predict the amount or timing of recovery, if any, that may result from the pursuit of these before-mentioned three claims.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   SPARTON CORPORATION
                                   -------------------
                                   Registrant



Date: January 19, 2000             /s/ David W Hockenbrocht
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                                   David W Hockenbrocht, President and Chief
                                   Operating Officer


Date: January 19, 2000             /s/ Richard Langley
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                                   Richard Langley, Vice President/Treasurer and
                                   Principal Financial Officer